UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  February 14, 2014

CHYRONHEGO CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	01-09014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

ChyronHego Corporation ("ChyronHego" or the "Company") is filing this Current Report on Form 8-K to update the historical consolidated financial statements included in its Quarterly Report on Form 10-Q for the Three and Nine Months ended September 30, 2013 ("2013 Form 10-Q") to reflect adjustments to the purchase price allocation of its business combination with Hego Aktiebolag (“Hego” or “Hego AB”) which was completed on May 22, 2013.

As reported in the Company's 2013 Form 10-Q, the allocation of the purchase price was preliminary and subject to adjustment. During the quarter ended December 31, 2013, the Company refined its preliminary purchase price allocation and adjusted its estimates primarily related to the deferred tax impact of the intangible assets and goodwill associated with the acquisition. This purchase price adjustment increased the provisionally recognized goodwill and has been reflected as of September 30, 2013 in the consolidated balance sheet included in Exhibit 99.1 to this Form 8-K. These adjustments did not have a material impact on the Company’s net loss in the three and nine months ended September 30, 2013 and therefore, the Company has not adjusted its related consolidated statements of operations. For additional information regarding the effects of changes to the purchase price allocation, see Notes 7 and 8 to the consolidated financial statements filed herein.

This Current Report on Form 8-K updates the following items in the Company's Form 10-Q for the Three and Nine Months Ended September 30, 2013 to reflect the items described.

Part I, Item 1 - Financial Statements and Notes to Consolidated Financial Statements

Part I, Item 2 - Management’s Discussion and Analysis of Financial Condition and Results of Operations

All other information from the 2013 Form 10-Q remains unchanged and has not been updated.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits.

99.1
Updates to Quarterly Report on Form 10-Q for the Three and Nine Months Ended September 30, 2013:
Part I, Item 1. Financial Statements and Notes to Consolidated Financial Statements Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRONHEGO CORPORATION

By:	/s/ Dawn Johnston
Name:	Dawn Johnston
Title:	Interim Chief Financial Officer

Date:  February 14, 2014